AGREEMENT AND PLAN OF MERGER

                                      among

                          FAIRFIELD COMMUNITIES, INC.,

                                    FA, INC.,

                                 CARL FLEMISTER,

                            C. WENDELL FLEMISTER, JR.

                                       and

                              APEX MARKETING, INC.

                          Dated as of October 22, 1997

                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I
         THE MERGER.........................................................1
         1.1   The Merger...................................................1
         1.2   Closing......................................................2
         1.3   Effective Time...............................................2
         1.4   Effect of the Merger.........................................2
         1.5   Articles of Incorporation....................................2
         1.6   Bylaws.......................................................2
         1.7   Directors....................................................2
         1.8   Officers.....................................................2

ARTICLE II
         EFFECTS OF THE MERGER ON THE CAPITAL STOCK OF THE
         CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.................3
         2.1   Effect on Capital Stock......................................3
         2.2   Surrender and Payment for Shares.............................4
         2.3   Transfer of Shares After the Effective Time..................4

ARTICLE III
         REPRESENTATIONS AND WARRANTIES.....................................4
         3.1   Representations and Warranties of Fairfield and Merger Sub...4
         3.2   Representations and Warranties of Shareholders and Apex......7
         3.3   Additional Representations of Shareholders..................15

ARTICLE IV
         COVENANTS RELATING TO CONDUCT OF BUSINESS.........................15
         4.1   No Solicitation.............................................15
         4.2   Conduct of Business Prior to Effective Time.................16
         4.3   Cooperation Between the Parties.............................17
         4.4   Covenants of Fairfield......................................17
         4.5   Adverse Changes in Condition................................18

ARTICLE V
         ADDITIONAL AGREEMENTS.............................................18
         5.1   Confidentiality.............................................18
         5.2   Indemnification of Shareholders.............................18
         5.3   Indemnification of Fairfield................................18
         5.4   Exclusivity Of Indemnification For Contractual Breaches.....21
         5.5   Arbitration.................................................21
         5.6   Reasonable Efforts..........................................21
         5.7   Expenses and Fees...........................................22
         5.8   Consents....................................................22

         5.9   Pooling of Interests.........................................22
         5.10  Transfer Restrictions........................................22
         5.11  Tax Treatment................................................24
         5.12  Non-Competition and Non-Solicitation Covenants...............24
         5.13  Payment of Bonus.............................................25
         5.14  Registration Rights..........................................25

ARTICLE VI
         CONDITIONS PRECEDENT...............................................27
         6.1   Conditions to Each Party's Obligation to Effect the Merger...27
         6.2   Conditions to Obligations of Apex and Shareholders...........28
         6.3   Conditions to Obligations of Fairfield and Merger Sub........28
         6.4   Frustration of Closing Conditions............................29
         6.5   Closing Documents and Procedures.............................29

ARTICLE VII
         TERMINATION, AMENDMENT AND WAIVER..................................31
         7.1   Termination..................................................31
         7.2   Effect of Termination........................................32
         7.3   Amendment....................................................32
         7.4   Extension; Waiver............................................32

ARTICLE VIII
         GENERAL PROVISIONS.................................................32
         8.1   Survival of Representations and Warranties...................32
         8.2   Notices......................................................33
         8.3   Definitions..................................................34
         8.4   Interpretation...............................................35
         8.5   Counterparts.................................................35
         8.6   Entire Agreement; No Third-party Beneficiaries...............35
         8.7   Governing Law................................................35
         8.8   Assignment...................................................35
         8.9   Enforcement..................................................36

         AGREEMENT  AND  PLAN OF  MERGER  dated as of  October  22,  1997  (this
"Agreement"), among FAIRFIELD COMMUNITIES, INC., a Delaware corporation ("Fairfield"), FA, Inc., an Arkansas corporation and a wholly owned subsidiary of Fairfield ("Merger Sub"), CARL FLEMISTER, C. WENDELL FLEMISTER, JR. and APEX MARKETING, INC., an Arkansas corporation ("Apex").

         WHEREAS, the respective Boards of Directors of Fairfield, Merger Sub and Apex each have determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into Apex (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, Carl Flemister and C. Wendell Flemister, Jr. (collectively, the "Shareholders" and each a "Shareholder") hold all of the outstanding capital stock of Apex;

         WHEREAS, the respective Boards of Directors of Fairfield, Merger Sub and Apex have each determined that the Merger and the other transactions contemplated under this Agreement are consistent with, and in furtherance of, their respective business strategies and goals;

         WHEREAS, Fairfield, Merger Sub, Shareholders and Apex desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and also to prescribe various conditions to the Merger;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code; and

         WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I
                                   THE MERGER

         I.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Arkansas Business Corporation Act of 1987 (the "ABCA"), Merger Sub shall be merged with and into Apex at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Merger Sub will cease and Apex will continue as the surviving corporation (the "Surviving Corporation") and will succeed to and assume all the rights and obligations of Merger Sub in accordance with the ABCA.

         I.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on the date that is two business days after the expiration of the Inspection Period (the "Closing Date"), at the offices of Fairfield, 11001 Executive Center Drive, Little Rock, Arkansas 72211, unless another date, time or place is agreed to in writing by all of the parties hereto.

         I.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date the parties shall deliver Articles of Merger (the "Articles of Merger") executed in accordance with the relevant provisions of the ABCA to the Arkansas Secretary of State for filing as required under the ABCA and shall make all other filings or recordings required under the ABCA. The Merger shall become effective at such time (the "Effective Time") as the Articles of Merger have been accepted for filing by the Arkansas Secretary of State (or such later time as stated in the Articles of Merger and permitted by the Arkansas Secretary of State), which will be the Closing Date or as soon as practicable thereafter.

         I.4 Effect of the Merger. The Merger shall have the effects set forth in Section 4-27-1106 of the ABCA.

         I.5 Articles of Incorporation. Articles of incorporation of Apex shall be amended to read in their entirety as set forth in Exhibit A attached hereto and shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         I.6 Bylaws. The bylaws of Apex shall be amended to read in their entirety as set forth in Exhibit B and shall be the bylaws of the Surviving Corporation following the Merger until thereafter changed or amended as provided therein or by applicable law.

         I.7 Directors. The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation following the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         I.8 Officers. The officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation following the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II
                EFFECTS OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         II.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the constituent corporations:

         (a)Exchanged Shares. All of the shares of Common Stock, par value
$.01 per share, of Apex (the "Apex Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Apex Common Stock, if any, to be canceled under Section 2.1(c)), shall be converted into the right to receive the number (the "Exchanged Shares") of validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of Fairfield (the "Fairfield Common Stock") as determined pursuant to the following sentence. If on the second business day immediately preceding the Closing Date the closing sale price per share of Fairfield Common Stock ("Closing Price Per Share") as reported in the New York Stock Exchange Composite Transaction Tape is:

                  (i) less than $24 per share, the total number of shares of Fairfield Common Stock included in the Exchanged Shares shall be equal to $5,400,000 divided by the Closing Price Per Share;

                  (ii) at least $24 per share but not more than $30 per share, the total number of shares of Fairfield Common Stock included in the Exchanged Shares shall be 225,000 shares of Fairfield Common Stock; or

                  (iii) more than $30 per share, the total number of shares of Fairfield Common Stock included in the Exchanged Shares shall be equal to $6,750,000 divided by the Closing Price Per Share.

In each case, the number of Exchanged Shares shall be rounded to the nearest whole share. If, subsequent to the date hereof and prior to the Effective Time, Fairfield should split, reclassify or combine the shares of Fairfield Common Stock, or pay a stock dividend or other stock distribution in Fairfield Common Stock, or otherwise change or convert the Fairfield Common Stock into any other securities, or make any other dividend or distribution on the Fairfield Common Stock (other than normal cash dividends), or if a record date with respect to any of the foregoing shall have been set, then the Exchanged Shares will be appropriately adjusted to reflect such split, reclassification, combination, dividend or other distribution or change.

         (b)Certificates. All shares of Apex Common Stock to be converted into the right to receive shares of Fairfield Common Stock pursuant to this
Section 2.1 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Apex Common Stock shall thereafter cease to have any rights with respect to such shares of Apex Common Stock, except the right to receive for each of the shares of Apex Common Stock, upon the surrender of such certificate in accordance with Section 2.2, the amount of Exchanged Shares specified in
Section 2.2.

         (c)Treasury  Shares. Shares of Apex Common Stock, if any, held by
Apex as treasury stock immediately prior to the Effective Time shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor, and shall cease to exist.

         (d)Stock of Merger Sub. Each share of common stock, par value of $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         II.2 Surrender and Payment for Shares. Upon surrender to Fairfield of a certificate or certificates representing the Shareholder's shares of Apex Common Stock outstanding immediately prior to the Effective Time, each Shareholder will be entitled to receive the number of Exchanged Shares equal to the product, rounded to the nearest whole number, of (a) the Exchanged Shares multiplied by
(b) a fraction, the numerator of which is the aggregate number of shares of Apex Common Stock represented by the certificate or certificates so surrendered and the denominator of which is the aggregate number of shares of Apex Common Stock issued and outstanding (the "Apex Stock Percentage"). Fairfield shall deliver to such holder a certificate representing 90% of the number of shares the Shareholder is entitled to receive under this Section 2.2, with the remaining shares of Fairfield Common Stock due to that Shareholder (the "Holdback Shares") to be held in escrow and delivered in accordance with Section 5.3 and the escrow agreement to be entered into upon terms mutually agreeable to the parties and the escrow agent (the "Escrow Agreement").

         II.3 Transfer of Shares After the Effective Time. No transfers of shares of Apex Common Stock shall be made on the stock transfer books of Apex after the close of business on the day prior to the date of the Effective Time.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         III.1 Representations and Warranties of Fairfield and Merger Sub. Fairfield and Merger Sub represent and warrant to Apex and Shareholders as follows:

         (a)Organization.   Each  of   Fairfield   and  Merger  Sub  is  a
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Fairfield and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) could not have a material adverse effect on Fairfield.

         (b)Binding Agreement. This Agreement has been duly executed and delivered by Fairfield and Merger Sub and constitutes the valid and binding agreement of Fairfield and Merger Sub enforceable in accordance with its terms.

         (c)No Breach. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the breach of any term or provision of, or constitute a default under, any charter provision, bylaw, agreement, indenture, instrument, order, law or regulation to which Fairfield and/or Merger Sub is a party or which is otherwise applicable to both or either of them which would have a material adverse effect on Fairfield and its Subsidiaries (as the term "subsidiary" is defined in Rule 12b-2 promulgated under the Exchange Act) (including Merger Sub) taken as a whole other than the credit agreements described in Section 6.1(b).

         (d)Merger Sub. Merger Sub is a newly formed direct wholly owned subsidiary of Fairfield formed solely for the purpose of engaging in this transaction. As of the Effective Date, Merger Sub will not have conducted any business nor will it own any significant assets or owe any significant liabilities.

         (e)Capitalization. The authorized capital stock of Fairfield consists of 25,000,000 shares of Fairfield Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Fairfield Preferred Stock"). At the close of business on September 18, 1997, (i) 16,689,192 shares of Fairfield
Common Stock were issued and outstanding, (ii) 2,305,640 shares of Fairfield Common Stock were held by Fairfield in its treasury, (iii) no shares of Fairfield Preferred Stock were issued and outstanding, (iv) no shares of Fairfield Preferred stock were held by Fairfield in its treasury and (v) not more than 5,093,155 shares of Fairfield Common Stock were reserved for issuance
(A) upon exercise of outstanding employee and director stock options and warrants to purchase shares of Fairfield Common Stock, (B) under Fairfield's plan of reorganization and related agreements and settlements, and (C) under its employee stock purchase plan. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Fairfield were issued, reserved for issuance or outstanding. As of the date of this Agreement, all outstanding shares of capital stock of Fairfield are, and all shares which may be issued pursuant to this Agreement will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive rights.

         (f)Compliance With Laws. Fairfield has obtained all, and is not in default under any, permits, licenses, certificates, approvals, orders, franchises, registrations and other authorizations required for the operation of its business, except where the failure to obtain a permit, or a default under such permits, would not, individually or in the aggregate, adversely affect the business or prospects of Fairfield.

         (g)SEC Documents;  Undisclosed  Liabilities.  Fairfield has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (the "Fairfield SEC Documents"). As of their respective dates, the Fairfield SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Fairfield SEC Documents, and none of the Fairfield SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Fairfield SEC Document has been revised or superseded by a later Fairfield SEC Document, none of the Fairfield SEC Documents contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Fairfield included in the Fairfield SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Fairfield and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto, (ii) as contemplated hereunder, (iii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, (iv) for liabilities and obligations incurred since December 31, 1996 in the ordinary course of business consistent with past practice, and (v) as set forth in Schedule 3.1(g), neither Fairfield nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under any environmental laws or laws relating to the protection of health or safety required by generally accepted accounting principles to be reflected in a consolidated balance sheet of Fairfield and its consolidated Subsidiaries and which, individually or in the aggregate, could reasonable be expected to have a material adverse effect on Fairfield.

         (h)Absence of Certain Changes or Events.  Except (i) as disclosed in the Fairfield SEC Documents,  (ii) for the transactions  provided for herein,
(iii) as set forth in  Schedule  3.1(g),  and (iv) for  liabilities  incurred in connection with or as a result of this Agreement, since the date of the most recent financial statements included in the Fairfield SEC Documents, Fairfield has conducted its business only in the ordinary course, and there has not been
(1) any material adverse change in Fairfield, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Fairfield's capital stock other than the stock dividend effected on July 15, 1997, (3) any split, combination or reclassification of any of Fairfield's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Fairfield's capital stock other than the adjustment of share purchase rights in connection with the stock dividend effected on July 15, 1997, or (4) except insofar as may have been disclosed in the Fairfield SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Fairfield materially affecting its assets, liabilities or business.

         (i)Proceedings.   Except  as  set  forth  in  the  Fairfield  SEC
Documents, there are currently no pending, and Fairfield is not aware of any threatened, lawsuits or administrative or other proceedings against Fairfield or its assets that would adversely affect the business or prospects of Fairfield.

         (j)Tax Matters. Fairfield has not taken any action that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         III.2   Representations   and  Warranties  of  Shareholders  and  Apex.
Shareholders and Apex hereby represent and warrant to Fairfield and Merger Sub as follows:

         (a)Organization. Apex is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. Apex has full power to own its properties and to carry on the business currently being conducted by it, and does not conduct business in any state other than Arkansas, Missouri and Texas. Apex does not now own and has never owned any capital stock any or equity interest in any corporation, limited liability company, partnership or other entity and has no Subsidiary.

         (b)Binding Agreement. The execution, delivery, and consummation of this Agreement has been duly authorized by Shareholders and Apex and approved by all necessary action. This Agreement has been duly executed and delivered by Apex and each Shareholder and constitutes the valid and binding agreement of each of them enforceable in accordance with its terms.

         (c)No Breach. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the breach of any term or provision of, or constitute a default under, or be in violation of any charter provision, bylaw, agreement, instrument, order, law or regulation to which any Shareholder and/or Apex is a party or which is otherwise applicable.

         (d)Financial Statements. Shareholders and Apex have furnished to Fairfield unaudited balance sheets of Apex as of April 30, 1997 and the related unaudited statements of operations for the fiscal year then ended and the unaudited balance sheet of Apex as of August 31, 1997 and the related unaudited consolidated statements of operations for the four months then ended (the "Unaudited Financial Statements"). Those financial statements fairly present the financial position of Apex at, and the results of operations for the periods ending on, such dates, in a consistent manner throughout the periods indicated and were prepared based on the books and records maintained for Apex's business. Except as disclosed in the Unaudited Financial Statements (which includes the notes thereto), Apex has no liabilities (contingent, accrued, actual or otherwise) that were not provided or reserved for in the August 31, 1997 balance sheet, other than liabilities incurred since the date of the August 31, 1997 balance sheet in the ordinary course of business; and all reserves established by Apex and reflected in the August 31, 1997 balance sheet were at the times they were established, adequate for the purposes indicated therein. Except as disclosed in those financial statements (which includes the notes thereto), since August 31, 1997, Apex has not: (i) declared or set aside or paid any dividend or made any payment or distribution in respect of shares of its capital stock; (ii) made any loans or advances to any person; (iii) entered into any transaction with any affiliate of Apex or either Shareholder; (iv) incurred any indebtedness for money borrowed; or (v) made or entered into any agreement or understanding to do any of the foregoing.

         (e)Accounts Receivable. The accounts receivable reflected on the balance sheet included in the Unaudited Financial Statements, and the accounts receivable created after the date thereof, are valid and genuine and arose from bona fide performance of services or other transactions in the ordinary course of the business of Apex. The accounts receivable have been collected in full since those dates, or are collectible at their full amounts as of the Closing Date.

         (f)Assets.

                  (i) Schedule 3.2(f) is a complete and accurate list of all owned or leased real property (the "Real Property"), and a list of personal property (individual items with a depreciated book value in excess of $3,000) (the "Personal Property"), which is owned or leased by Apex. Except as set forth on Schedule 3.2(f), Apex is not a party to any leases, subleases, rental agreements, contracts of sale, tenancies or licenses (collectively, "Leases") of any portion of the Real Property or the Personal Property. Subject to the stated book value threshold, the Real Property and the Personal Property include all property (whether real, personal or mixed) which Apex purports to own, including, without limitation, all the properties and assets reflected in the Unaudited Financial Statements (except for such properties or assets disposed of since the date of the Unaudited Financial Statements in the ordinary course of business), and all the properties and assets purchased by Apex since the date of the Unaudited Financial Statements and all such properties are all the assets necessary for the conduct by Apex of its business as now conducted.

                  (ii) Except as set forth on Schedule 3.2(f), Apex has good, valid and marketable fee simple title to all Real Property owned by Apex, free and clear of all liens, mortgages, pledges, deeds of trust, security interest, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any kind (together, "Liens"), other than Liens for property taxes not yet due and payable and other interests which do not materially affect the usefulness of the Real Property to the present conduct of business of Apex. Apex has not granted any leases, subleases, tenancies or licenses of or entered into any rental agreement or contract of sale with respect to any portion of the Real Property. Except as set forth on Schedule 3.2(f), each Lease to which any of the Real Property is subject is valid, binding and enforceable in accordance with its material terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of rights generally and to general principles of equity, neither Apex nor any other party thereto is in default under any Lease and no event or circumstance has occurred which, without notice or lapse of time or both, would constitute a default under any material provision of such Lease.

                  (iii)  Except as set forth on Schedule  3.2(f),  all  Personal
         Property is free and clear of all Liens, and Apex has good and marketable title thereto.

                  (iv) Except as set forth on Schedule 3.2(f), each Lease to which the Personal Property is subject is valid, binding and enforceable in accordance with its material terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of rights generally and to general principles of equity, neither Apex nor any other party thereto is in default under any Lease and no event or circumstance has occurred which, without notice or lapse of time or both, would constitute a default under any material provision of such Lease.

                  (v) Apex has not received notice as of the date of this Agreement that the whole or any portion of the Real Property or any other assets or property of Apex is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority.

         (g)Proceedings. There are currently no pending, and Shareholders and Apex are not aware of any threatened, lawsuits or administrative or other proceedings against Apex or its assets other than as set forth on Schedule 3.2(g). Apex is not subject to any currently existing order, writ, injunction or decree. Apex is not aware of any pending or proposed legislation, ordinances or laws that would affect adversely the business or prospects of Apex.

         (h)Compliance With Laws. The business conducted by Apex has been, and currently is being, conducted in material compliance with all, and Apex is not in breach of any, applicable laws, rules and regulations or orders, including but not limited to those relating to telemarketing, of each jurisdiction in which its business is carried on and all governing instruments applicable to Apex and to the conduct of its business, except for noncompliance or breach which, individually or in the aggregate, will not affect adversely the business or prospects of its business or Apex. Apex has obtained all, and is not in default under any, permits, licenses, certificates, approvals, orders, franchises, registrations and other authorizations required for the operation of its business, except where the failure to obtain a permit, or a default under such permits, would not, individually or in the aggregate, adversely affect the business or prospects of Apex. Schedule 3.2(h) identifies each state in which Apex conducts telemarketing activities and specifies whether Apex conducts those activities pursuant to all required licenses or permits necessary to conduct telemarketing activities in that state or whether Apex conducts those activities pursuant to an exemption from the telemarketing laws of that state.

         (i)Employees. Schedule 3.2(i) contains a true and correct list of all current key employees of Apex, including the commencement date of their employment and their current compensation including all accrued benefits, vacation and sick leave. Apex is not a party to any collective bargaining agreements.

         (j)Intellectual Property. Apex does not possess or use any patents, copyrights, trade names, trademarks, assumed name (fictitious name) filings or service marks, other than as described in Schedule 3.2(j) hereto.

         (k)No Adverse Change. Subsequent to June 30, 1997, there have not been any material changes in the business, operations, assets or liabilities or the condition, financial or otherwise, or prospects of Apex, other than changes in the ordinary course of business none of which individually or in the aggregate has been materially adverse, nor has there occurred any other event or condition of any character which has materially and adversely affected or which could materially and adversely affect the business, operations, properties, assets or liabilities, the condition, financial or otherwise, or prospects of Apex or its business.

         (l)Contracts. Schedule 3.2(l) contains a list of all contracts, agreements or other arrangements ("Contracts") to which Apex is party which are reasonably expected to require the payment of more than $3,000 and which are not terminable without penalty or termination fee upon no more than 30 days' written notice, copies of which have been provided to Fairfield. Each of the Contracts is in full force and effect and is a binding obligation of each party thereto, and the Merger will not be a default under any of the Contracts. Apex has good relations with each party to the Contracts and, no party has made or threatened, any claim against Apex or either or both of Shareholders for breach of or failure to perform under any Contract and no disputes exist regarding any Contract. No event has occurred that has caused, or with the passage of time or giving of notice would cause, Apex to be in default under any Contract.

         (m)Environmental Matters. The assets of Apex have not been associated with any spill, disposal, discharge or release of any hazardous materials (which includes any hazardous or toxic substance, material or waste which is regulated by any Governmental Entity) into or upon or over any real property or into or upon ground or surface water including without limitation in either case the property which is the subject of any Real Property that is or has been leased by Apex.

         (n)Reserves. Apex has adequately insured for or reserved against all liabilities which can reasonably be determined to have arisen or may arise as a result of the operation of its business.

         (o)Broker's Fee. Neither Apex nor either Shareholder has made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated under this Agreement.

         (p)Capitalization.  The authorized capital stock of Apex consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares of common stock are issued and outstanding. All outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by Shareholders. No options, warrants, subscriptions, rights of conversion or exchange exist that may obligate Apex to issue any additional capital stock. Neither Apex nor either Shareholder is party to any shareholder, voting or similar voting affecting or restricting the sale, transfer, disposition, voting or other rights of or relating to the Apex Common Stock.

     (q) Pooling.  Neither Apex nor either Shareholder has taken any of the
         -------
actions set forth on Schedule 3.2(q).

         (r)Absence of Changes in Benefit Plans; Labor Relations.

                  (i) Schedule 3.2(r) sets forth a true and complete list of all the following: (x) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, pursuant to which Apex has (A) any liability in respect of current or former employees, agents, directors, or independent contractors of Apex ("Apex Employees") or any beneficiaries or dependents of any Apex Employees or (B) any obligation to issue capital stock of Apex (each, an "Apex Employee Plan"), and (y) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any Apex Employees or any beneficiaries or dependents of any Apex Employees (other than directors' and officers' liability policies), whether or not insured or funded, (A) pursuant to which Apex has any material liability or (B) constituting an employment or severance agreement or arrangement with any officer or director of Apex or with any holder of shares of Apex Common Stock (each, an "Apex Benefit Arrangement"). Apex has provided to Fairfield with respect to each Apex Employee Plan and Apex Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Apex Employee Plan or Apex Benefit Arrangement and any related trust agreement, insurance contract or other funding vehicle (including amendments and individual agreements relating thereto, or, if there is no such written document, an accurate and complete description of such Apex Employee Plan or Apex Benefit
         Arrangement); (ii) the most recent Form 5500 or Form 5500-C/R (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports or valuations, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any.

                  (ii) Each Apex Employee Plan and Apex Benefit Arrangement has been established, operated and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws and the rules and regulations thereunder, including, but not limited to, ERISA and the Code. None of Shareholders or Apex or any of its respective current or former directors, officers, or employees, nor, to the best knowledge of Shareholders and Apex, any other disqualified person or party-in-interest with respect to any Apex Employee Plan, have engaged directly or indirectly in any "prohibited transaction," as such term is defined in Section 4975 of the Code or
         Section 406 of ERISA, with respect to which Apex could reasonably be expected to have or has any material liability. All contributions and other payments required to be made for any period through the date to which this representation speaks to the Apex Employee Plans and Apex Benefit Arrangements (or to any person pursuant to the terms thereof) have been made or paid in a timely fashion, or, to the extent not required to be made or paid on or before the date to which this representation speaks, have been reflected in the Unaudited Financial Statements. Each Apex Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such a determination, which was filed before the expiration of the applicable remedial amendment period, is pending, and, to the best knowledge of Apex and Shareholders, no circumstances exist that are reasonably expected by Apex and Shareholders to result in the revocation of any such determination.

                  (iii) With respect to each Apex Employee Plan that is subject to Title IV of ERISA: (i) as of the last applicable annual valuation date, the present value of all benefits under such Apex Employee Plan did not exceed the value of the assets of such Apex Employee Plan allocable to such benefits, on a projected benefits basis, using the actuarial methods, factors and assumptions used for the most recent actuarial report with respect to such Apex Employee Plan; and (ii) there has been no termination, partial termination or "reportable event" (as defined in Section 4043 of ERISA) with respect to any such Apex Employee Plan. No Apex Employee Plan that is subject to Section

         412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived. No event has occurred, and, to the best knowledge of Apex and Shareholders, there do not exist any circumstances, that could reasonably be expected to subject Apex to any material liability arising under ERISA. With respect to the Apex Employee Plans and Apex Benefit Arrangements, individually and in the aggregate, no event has occurred, and, to the best knowledge of Apex and Shareholders, there do not exist any circumstances, that could reasonably be expected to subject Apex to any material liability under the Code or other applicable law, or under any indemnity agreement to which Apex is a party, excluding liability for benefit claims, administrative expenses and funding obligations payable in the ordinary course.

                  (iv) No Apex Employee Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA or a "multiple employer plan" described in Section 4063(a) of ERISA, nor has Apex or any ERISA Affiliate of Apex at any time since January 1, 1992, contributed to or been obligated to contribute to such a multiemployer plan or multiple employer plan.

                  (v) Except with respect to an Apex Employee Plan, neither Apex nor any ERISA Affiliate of Apex has any Controlled Group Liability, nor do any circumstances exist that could result in any of them having any Controlled Group Liability. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA,
         (iii) Sections 412 and 4971 of the Code and (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

                  (vi) Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby (either alone or together with any additional or subsequent events), constitutes an event under any Apex Employee Plan, Apex Benefit Arrangement, loan to, or individual agreement or contract with, an Apex Employee that may result in any payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Apex Employee Plan or Apex Benefit Arrangement, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Apex Employee, or the forgiveness of any loan or other commitment of any Apex Employees.

                  (vii) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to the knowledge of Apex or Shareholders, threatened, with respect to any Apex Employee Plan or Apex Benefit Arrangement.

                  (viii) No Apex Employees and no beneficiaries or dependents of Apex Employees are or may become entitled under any Apex Employee Plan or Apex Benefit Arrangement to post-employment or retiree welfare benefits of any kind, including without limitation death or medical benefits, other than coverage mandated by Part 6 of Title I of ERISA or
         Section 4980B of the Code or other applicable law.

         (s)Taxes.

                  (i) Except as set forth in Schedule 3.2(s), Apex has filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on Apex. Apex has paid or made provision for all taxes shown as due on such tax returns and reports. No claim has been made since September 1, 1992 by any authority in a jurisdiction where Apex does not file tax returns that it is or may be subject to taxation by that jurisdiction. The Unaudited Financial Statements reflect adequate reserves for all taxes payable by Apex for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Apex that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on Apex. There are no liens for taxes (other than for current taxes not yet due and payable) on the assets of Apex. No requests for waivers of the time to assess any taxes against Apex have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the Unaudited Financial Statements, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on Apex. Apex is not a party to or bound by any agreement providing for the allocation or sharing of taxes. Apex has not filed a consent pursuant to or agreed to the application of Section 341(f) of the Code. Apex has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of
         Section 6662 of the Code. All taxes that are required by the laws of the United States, any state or political subdivision thereof, or any foreign country to be withheld or collected by Apex have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entities or properly deposited as required by applicable laws. Apex (i) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Apex), or (ii) has no any liability for the taxes of any person (other than Apex) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise. For purposes of this Agreement, the term tax (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, and other taxes, duties, or assessments of any nature whatsoever, together with all interest, penalties, and additions imposed with respect to such amounts.

                  (ii) Schedule 3.2(s) sets forth each state in which Apex has collected or remitted any sales and/or use taxes since September 1, 1992. To knowledge of Apex and Shareholders, Apex has not conducted activities in any other state that would require such taxes to be collected or remitted. No claim has ever been made since September 1, 1992 by any authority in a jurisdiction where Apex does not pay sales and/or use taxes that it is or may be subject to a requirement to remit such taxes in that jurisdiction.

                  (iii) Apex has not taken any action that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         (t)Voting Requirements.  The affirmative vote of the Shareholders
(the "Apex Shareholder Approval") to approve this Agreement is the only vote of the holders of capital stock of Apex necessary to approve this Agreement and the transactions contemplated by this Agreement.

         (u)No Excess Parachute Payments. Except as described in Schedule 3.2(u), no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Apex or any of its Affiliates who is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code or proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Apex Employee Plan or Benefit Arrangement currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b) (l) of the Code).

         (v)Ownership  of Fairfield  Common Stock.  Except as set forth in
Schedule 3.2(v), neither Apex nor, to its or Shareholders' knowledge, any of its affiliates (including but not limited to Shareholders), (i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Fairfield. For each beneficial owner, Schedule 3.2(v) sets forth the name of the beneficial owner, the number of shares owned and the date such shares were acquired by the beneficial owner.

     III.3 Additional   Representations  of  Shareholders.  Each  Shareholder
represents and warrants on behalf of such Shareholder to Fairfield and Merger Sub as follows:

         (a)Exchanged Shares Not Registered. Shareholder understands that the Exchanged Shares have not been registered under the Securities Act and may be transferred only if so registered or if an exemption therefrom is available. Shareholder will not sell or dispose of any of the Exchanged Shares without (1) the registration, qualification, approval and listing of the Exchanged Shares, or (2) the delivery to Fairfield of an opinion of counsel, in form and substance reasonably satisfactory to counsel for Fairfield, that such proposed sale or disposition is exempt from the provisions of Section 5 of the Securities Act and any applicable states securities laws.

         (b)Restrictions on Transfer. Until such time as, and unless, the registration, qualification, approval and listing of the Exchanged Shares is effected, Shareholder understands that the certificates for the Exchanged Shares received by him pursuant to the transactions set forth herein shall bear legends and be subject to the restrictions set forth in Section 5.10.

         (c)Tax Advice. Each Shareholder has relied and will rely upon his own tax advisor(s) or tax advisor(s) for Apex, for advice and counseling in regard to the structure, accounting or tax treatment and all other tax or accounting issues relating to the transactions contemplated by the parties hereunder. Neither Shareholder has relied, nor will either Shareholder rely, on Fairfield or its tax advisors, for any tax advice or counseling in regard to the transactions contemplated hereunder.


                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         IV.1 No Solicitation. Prior to the Effective Time, Apex and Shareholders will not (a) offer for sale any of the assets of or any interest in Apex; (b) solicit any offers to purchase or make any attempts by preliminary conversations or negotiations to dispose of any of the assets of or any equity interest in Apex to any person, firm or entity, other than to Fairfield, or to engage in any type of business combination with any person, firm or entity, other than Fairfield; or (c) provide anyone with any written or oral offer to sell, invitation to purchase or any offering or sales material with respect to any of the assets of or the equity of Apex.

         IV.2 Conduct of Business Prior to Effective Time. Except for transactions specifically permitted by this Agreement or consented to in writing by Fairfield, prior to the Effective Time Apex shall (and the Shareholders will cause Apex to):

                  (a) operate its business only in the ordinary course, and employ no additional persons or promote or otherwise expand the responsibilities of any present officer of Apex;

                  (b) except as set forth on Schedule 4.2(b) or otherwise in the ordinary course of its business and consistent with past practices, make (i) no increase in the current rate of salary or other compensation payable to any officer, employee or agent; (ii) no bonus payment to any officer, employee or agent; or (iii) no contract for any of the foregoing;

                  (c) except as set forth on Schedule 4.2(c), neither make, nor incur any obligation to make, any capital expenditures except capital expenditures in the ordinary course of businesses in an amount not to exceed $3,000;

                  (d) act in a manner that will preserve or attempt to preserve the goodwill of Apex, and suppliers, customers and others having business relations with Apex;

                  (e) make no such sale or other disposition of any asset owned or used by Apex in its business (whether or not capitalized or expensed for tax or financial reporting purposes), except (i) sales or other dispositions in the ordinary course of business in an amount not to exceed $3,000; and (ii) sales or other dispositions pursuant to commitments existing on the date hereof that are identified on Schedule 4.2(e) hereto;

                  (f) not enter into, amend, rescind or terminate any Contract, arrangement or commitment except contracts, arrangements or commitments made in the ordinary course of its business consistent with its past practices;

                  (g) except as set forth on Schedule 4.2(g), not declare, set aside or make any dividend, distribution, loan or other advance to either Shareholder or any other person;

                  (h) not amend its Articles of Incorporation or Bylaws, nor issue any additional shares of capital stock, or any options, warrants or other securities under which any additional shares of its capital stock might be directly or indirectly authorized or issued;

                  (i) not fail to comply in any material respect with the laws, regulations, ordinances or governmental actions or orders applicable to Apex;

                  (j) not enter into or materially modify or alter any Employee Plan or Benefit Arrangement;

                 (k) not make any material tax elections or settle or compromise any material tax liability;

                 (l) not take any action that would prevent the Merger from qualifying (i) as a reorganization within the meaning of Section 368(a) of the Code or (ii) for "pooling of interest" accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and Apex and Shareholders will use all reasonable efforts to achieve both such qualifications;

               (m) not take any action that would materially adversely affect the ability of Apex or Shareholders to obtain the consents required for Apex and Shareholders to consummate the transactions contemplated hereby or materially adversely affect the ability of Apex or Shareholders to perform their respective covenants and agreements under this Agreement;

               (n) not change its method of accounting in effect April 30, 1997; and

               (o) not change its method of reporting income and deductions for federal or state income taxes in effect April 30, 1997.

Notwithstanding the foregoing, Apex may, prior to Closing, distribute any or all of the property set forth in Schedule 4.2(g) to either or both Shareholders provided that (i) Apex is released in writing from any liability in connection with mortgages, liens or encumbrances on such property and such liability is assumed by Shareholders and (ii) prior to any such distribution(s), Apex provides Fairfield with a written opinion of Apex's certified public accountants that such distribution(s) will not (x) violate the requirements for the transactions contemplated under this Agreement to be accounted for under the "pooling-of-interest" method of accounting or (y) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Apex and Shareholders represent and warrant that the property set forth in
Schedule 4.2(g) has an aggregate fair market value of not more than $300,000 and is not integral or essential to the business of Apex.

         IV.3 Cooperation Between the Parties. During the period from the date hereof through the Closing, Apex shall cause the employees and agents of Apex to cooperate with Fairfield and its agents for the purpose of effecting the transactions contemplated by this Agreement, including without limitation, providing all information and materials pertaining to Apex and access to all premises of Apex reasonably requested by Fairfield or its agents.

         IV.4 Covenants of Fairfield. Except for transactions specifically permitted by this Agreement or consented in writing by Apex, prior to the Effective Time, Fairfield shall (i) not take any action that would materially adversely affect the ability of Fairfield to obtain the consents required for Fairfield to consummate the transactions contemplated hereby or materially adversely affect the ability of Fairfield to perform its covenants and agreements under this Agreement or (ii) not take any action that would prevent the Merger from qualifying (A) as a reorganization within the meaning of Section 368(a) of the Code or (B) for "pooling of interest" accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and Fairfield will use all reasonable efforts to achieve both such qualifications.

         IV.5 Adverse Changes in Condition. Each party hereto agrees to give written notice promptly to the other party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a material adverse effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         V.1 Confidentiality. The terms of this Agreement and related agreements, the terms of all transactions contemplated hereby, and all confidential and proprietary information furnished to any party pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, shall be treated as confidential, and none of the parties shall use or disclose such information except with consent of the other parties hereto; provided, however, Fairfield may disclose such information to comply with any legal requirement.

         V.2 Indemnification of Shareholders. Fairfield agrees to indemnify and hold each of Shareholders harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by Shareholders (collectively, "Shareholder Indemnifiable Damages") from or arising out of (a) any breach of a representation or warranty made by Fairfield in or pursuant to this Agreement, (b) any breach of the covenants or agreements made by Fairfield in this Agreement, or (c) any inaccuracy in any certificate delivered by Fairfield pursuant to this Agreement. Notwithstanding the foregoing, the maximum amount for which Fairfield may be liable for indemnification hereunder shall not exceed 10% of the value of the Exchanged Shares based on the Closing Price Per Share.

         V.3 Indemnification of Fairfield.

         (a) Indemnity. Shareholders, severally (each in proportion to his Apex Stock Percentage), and not jointly, agree to indemnify and hold Fairfield harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by Fairfield, Merger Sub or any Subsidiary
(including without limitation Apex) of Fairfield (collectively, "Fairfield Indemnifiable Damages") resulting from or arising out of (a) any breach of a representation or warranty made by either Shareholder or both of them or Apex in or pursuant to this Agreement, (b) any breach of the covenants or agreements made by either Shareholder or both of them or Apex in this Agreement, or (c) any inaccuracy in any certificate delivered by either Shareholder or both of them or Apex pursuant to this Agreement. If the Closing occurs, the maximum amount for which Shareholders may be liable for indemnification hereunder shall not exceed the aggregate amount of the value of the Holdback Shares at the Closing Date and the maximum amount payable by each Shareholder shall not exceed the value of the Holdback Shares deposited by that Shareholder.

         (b) Security and Procedures. As security for the agreement by Shareholders to indemnify and hold Fairfield harmless as described in Section 5.3(a), at the Closing, Shareholders shall place in an escrow with an escrow agent designated by Fairfield (the "Escrow Agent") pursuant to the Escrow Agreement, certificates representing the Holdback Shares issued pursuant to this Agreement. Further, there shall also be deposited with the Escrow Agent, all shares of Fairfield Common Stock issued to Shareholders as a result of any stock split, dividend or reclassification with respect to the Holdback Shares. Any shares of Fairfield Common Stock that are applied by Fairfield to satisfy indemnification claims hereunder shall be valued for this purpose at the Closing Price Per Share (subject to appropriate adjustment in the event of any stock split, dividend or reclassification). All Holdback Shares shall be deemed to be beneficially owned by Shareholders, and Shareholders shall be entitled to vote the Holdback Shares, and subject to the terms of the Escrow Agreement, to receive promptly as paid by Fairfield all cash dividends or distributions paid thereon in respect thereof until any such shares are actually delivered to Fairfield as provided in the Escrow Agreement. The procedures to be followed in applying the Holdback Shares to satisfy Fairfield Indemnifiable Claims shall be as follows:

                  (i) Fairfield shall give written notice (the "Fairfield Claim Notice") to Shareholders that Fairfield believes that it has the right to apply the Holdback Shares to satisfy a claim for Fairfield Indemnifiable Damages. The Fairfield Claim Notice shall include all of the information required by the Escrow Agreement.

                  (ii) Shareholders shall have the right to contest the Fairfield Claim Notice by written notice (the "Contest Notice") to Fairfield given within the 45-day period (the "Notice Contest Period") following the receipt by Shareholders of the Fairfield Claim Notice.

                  (iii) If Shareholders contest the Fairfield Claim Notice, Shareholders and Fairfield shall attempt in good faith to resolve any disputed matter within the 45-day period following the date of the delivery of the Contest Notice to Fairfield (the "Resolution Period"). If Shareholders and Fairfield are unable to resolve the matter, then the parties shall settle the dispute through final and binding arbitration in Little Rock, Arkansas. The arbitration shall be conducted by a committee of three arbitrators (one appointed by Shareholders, one appointed by Fairfield and one appointed by the two arbitrators so appointed), all of which appointments shall be made within thirty (30) days after the expiration of the Resolution Period. If Shareholders do not appoint an arbitrator within such period, then the arbitrator appointed by Fairfield shall arbitrate the dispute. If Fairfield does not appoint an arbitrator within such period, then Fairfield shall be deemed to have irrevocably withdrawn its claim for indemnification with respect to the matter covered by the applicable Fairfield Claim Notice. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days following their appointment, and the Escrow Agent shall act accordingly, as provided in the Escrow Agreement, and such decision shall be final and binding on all parties and enforceable by the parties as a final judgment.

                  (iv) Notwithstanding the foregoing provisions of this Section 5.3(b), in the event that the Fairfield Indemnifiable Claim for which Fairfield is seeking to apply the Holdback Shares relates to a claim for liquidated damages by a third-party against Fairfield, Merger Sub or any Subsidiary of Fairfield covered under this Section 5.3, which has not been satisfied or discharged by Shareholders, Fairfield may cause the Holdback Shares to be released to it to satisfy such claim upon written notice to the Shareholders, provided that Fairfield shall thereafter apply the value of the Holdback Shares to satisfy the claim.

         (c) Application of Holdback Shares. If Fairfield applies any Holdback Shares against Fairfield Indemnifiable Damages, such application shall be effected against Shareholders' Holdback Shares in accordance with their Apex Common Stock Percentages.

         (d) Beneficial Ownership. All Holdback Shares shall be deemed to be owned by Shareholders, and Shareholders shall be entitled to vote such shares and to receive promptly as paid by Fairfield all dividends or distributions paid thereon or issued in respect thereof until any such shares are actually redeemed by Fairfield as provided in the Escrow Agreement. Further, Shareholders may require that all or any portion of the Holdback Shares be sold in market transactions at any time (provided that such sales shall be made in compliance with state and federal securities laws, are made on a pro rata basis among Shareholders and not in violation of the provisions of this Agreement), and Fairfield shall reasonably act to cause the Escrow Agent to sell the shares requested and deposit the net sales proceeds into an escrow account which shall be an interest bearing account (invested as directed by Shareholders) with the interest payable to Shareholders as provided in the Escrow Agreement.

         (e) Release of Holdback Shares. If no claim by Fairfield for indemnification is outstanding on the one-year anniversary of the Closing, all Holdback Shares shall be released by the Escrow Agent as provided in the Escrow Agreement. In other circumstances, the release of Holdback Shares shall be determined in accordance with the terms of the Escrow Agreement.

         (f) Counsel; Cooperation. Fairfield shall defend each Fairfield Indemnifiable Claim and shall retain legal counsel to assist it in such defense ("Counsel") who shall be reasonably satisfactory to the Shareholders. Fairfield shall have sole authority to instruct Counsel with respect to the Fairfield Indemnifiable Claims and Counsel shall be entitled to rely on such instructions without verification or confirmation from any other person or entity. Each of the Shareholders shall cooperate with and assist Fairfield and Counsel in Fairfield's defense of the Fairfield Indemnifiable Claims and prosecution of any claims.

         V.4 Exclusivity Of Indemnification For Contractual Breaches. No party hereto is making any representation, warranty or covenant other than those contained herein. Anything herein to the contrary notwithstanding, following the Closing, the rights of the parties under the provisions of Sections 5.2, 5.3 and
5.5 shall be the sole and exclusive remedy available to the parties with respect to claims or damages arising out of breaches of the representations and warranties or other contractual obligations of the parties set forth in this Agreement.

         V.5 Arbitration.  The parties agree that the arbitrators appointed to serve in the arbitration proceeding described in Section 5.3(b)(iii) shall have the authority to consider all qualifying claims for Fairfield Indemnifiable Damages ("Qualifying Claims") asserted by the parties under this Agreement. All awards of the arbitrators shall be final and binding on all parties and enforceable by the parties as a final judgment. In addition to the resolution of Qualifying Claims under Section 5.3(b)(iii), the parties agree to resolve other claims for indemnification arising under this Agreement through final and binding arbitration in Little Rock, Arkansas. The arbitration in such other cases shall be arbitrated by a committee of three arbitrators (one appointed by Shareholders, one appointed by Fairfield and one appointed by the two arbitrators so appointed), all of which appointments shall be made within thirty
(30) days after notice has been given by Fairfield to Shareholders or by Shareholders to Fairfield that such party or parties desire to resolve a claim for indemnification arising under this Agreement pursuant to an arbitration proceeding. If Shareholders do not appoint an arbitrator within such period, then the arbitrator appointed by Fairfield shall arbitrate the dispute. If Fairfield does not appoint an arbitrator within such period, then the arbitrator appointed by Shareholders shall arbitrate the dispute. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days following their appointment, and such decision shall be final and binding on all parties and enforceable by the parties as a final judgment. The costs of any such arbitration and reasonable attorneys' fees incurred in any such proceeding shall be paid by the non-prevailing party, and the arbitrators shall have the right, in their discretion, to increase the award made to the prevailing party by any or all of such costs.

         V.6 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all other things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all other reasonable steps as may be necessary to obtain an approval in waiver form, or to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the parties and their respective Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or the other transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. In further connection with and without limiting the foregoing, Apex and Shareholders shall make employees, contractors and advisors of Apex available to Fairfield and provide such information as may be requested by Fairfield for the purposes of conducting the Inspection set forth in Section 6.3(d).

         V.7 Expenses and Fees. Regardless of whether the Closing occurs and notwithstanding any termination of this Agreement, Fairfield shall pay all of the costs and expenses incurred by Fairfield and Merger Sub in connection with this Agreement or in consummating the Merger (including, but not limited to, disbursements and expenses of their respective attorneys, accountants and advisers) and Apex shall pay all of the reasonable costs and expenses up to an aggregate of $40,000 incurred by Shareholders and Apex in connection with this Agreement or in consummating the Merger (including, but not limited to, disbursements and expenses of their respective attorneys, accountants and advisers) and any such costs and expenses of Shareholders and/or Apex exceeding an aggregate of $40,000 shall be paid by Shareholders.

         V.8 Consents. Apex shall use its reasonable efforts to obtain the Apex Consents (as hereinafter defined) before Closing.

         V.9 Pooling of Interests. Each of the parties to this Agreement agrees to use its reasonable efforts to qualify the Merger for pooling of interests treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of Fairfield's and Apex's independent auditors, respectively, and each of Fairfield and Apex agrees that it will voluntarily take no action that would cause such accounting treatment not to be obtained.

         V.10  Transfer Restrictions.

         (a) Rule 145 Affiliates. Each Shareholder acknowledges that he may be deemed an "affiliate" of Apex within the meaning of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (in either case, a "Rule 145 Affiliate"), although nothing contained in this Agreement should be construed as admission that the Shareholder is a Rule 145 Affiliate.

         (b) Restrictions on Sale. Each Shareholder represents to and covenants with Fairfield that he will not sell, assign or transfer any of the shares of Fairfield Common Stock received by him in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or
(iii) in a transaction which, in the opinion of the general counsel of Fairfield or other counsel reasonably satisfactory to Fairfield or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by that Shareholder, is not required to be registered under the Securities Act; provided, however, that in any such case, such sale, assignment or transfer shall be permitted only if, in the opinion of counsel to Fairfield, such transaction would not have, directly or indirectly, any adverse consequences for Fairfield with respect to the treatment of the Merger for tax purposes.

         (c) Results of Operations Published. Each Shareholder further represents to and covenants with Fairfield that he has not, within 30 days of the date of this Agreement, sold, transferred or otherwise disposed of any shares of Apex Common Stock and that he will not sell, transfer or otherwise dispose of any shares of Fairfield Common Stock received by him in connection with the Merger until after such time as results covering at least 30 days of combined operations of Fairfield and Apex have been published by Fairfield, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report filed with the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement with includes such combined results of operations.

         (d) Evidence of Compliance. In the event of a sale or other disposition by a Shareholder of shares of Fairfield Common Stock pursuant to Rule 145, the Shareholder will supply Fairfield with evidence of compliance with such Rule, in the form of a letter in the form of Exhibit C hereto and the opinion of counsel or no-action letter referred to above. Each Shareholder acknowledges that Fairfield may instruct its transfer agent to withhold the transfer of any shares of Fairfield Common Stock disposed of by the Shareholder, but that (provided such transfer is not prohibited by any other provision of this Agreement) upon receipt of such evidence of compliance, Fairfield shall cause the transfer agent to effectuate the transfer of the shares of Fairfield Common Stock sold as indicated in such letter.

         (e) Covenant of Fairfield. Fairfield covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of shares of Fairfield Common Stock by the Shareholder under Rule 145 in accordance with the terms thereof.

         (f) Legend. A legend in substantially the following form will be placed upon the certificates representing shares of Fairfield Common Stock issued to the Shareholders pursuant to the Merger, which legends shall be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Fairfield to the effect that such legends are no longer required for the purposes of the Securities Act:
                  "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred
         (i) until such time as Fairfield shall have published financial results covering at least 30 days of combined operations after the effective time of the business combination and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933 or pursuant to an effective registration statement under that act."

         V.11 Tax Treatment. Each of Fairfield and Apex shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

         V.12  Non-Competition and Non-Solicitation Covenants.

         (a) Condition to Closing. The parties recognize that Fairfield's willingness to proceed with the transactions contemplated under this Agreement is conditioned upon each Shareholder's agreement that he will not engage in any businesses in competition with the business to be conducted by Apex after the Closing or solicit any employees of Fairfield or any of its subsidiaries or affiliated entities all as set forth in this Section 5.12.

         (b) Non-Competition.   Each   Shareholder   shall  not  until  the
expiration of a period of 3 years from the Effective Time, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation, limited liability company, firm, association or business or any other person or entity (whether as an employee, officer, director, partner, member, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly engages in sales of leads for marketing, or sales of vacation packages relating to or associated with, vacation ownership products (the "Business") in the District of Columbia and States of Arkansas, Arizona, Colorado, Florida, Georgia, Illinois, Maryland, Michigan, Missouri, New Jersey, North Carolina, South Carolina, Tennessee, Texas and Virginia.

         (c) Non-Solicitation. Each Shareholder shall not, for a period of one year from the Effective Time, directly or indirectly, for himself or for any sole proprietorship, partnership, corporation, limited liability company, firm, association or business or any other person or entity, employ or attempt to employ, or enter into any contractual arrangement with any employee or sale agent or former employee or former sales agent of Fairfield or any of its subsidiaries or affiliated entities (collectively, "Fairfield Subsidiaries"), unless such person has not been employed or otherwise engaged by Fairfield or any Fairfield Subsidiary for a period in excess of six months.

         (d) Reasonableness. Shareholders agree and acknowledge that Apex is currently and has been engaged in the Business and in the geographic areas described in Section 5.12(b) and that the restrictions set forth in this Section
5.12 are reasonable.

         V.13 Payment of Bonus. Fairfield agrees that if prior to Closing Apex pays less than the entire amount of the bonus payment or payments described on Schedule 4.2(b), Fairfield shall cause Apex to pay any unpaid portion of such bonus payment or payments on or prior to May 1, 1998.

         V.14 Registration Rights.

         (a) Registration. Fairfield shall use its reasonable best efforts to file as promptly as practicable after the Effective Time, but no later than the close of business on the tenth day following the Effective Time, the registration on Form S-3 and/or qualification with, or the approval of, any Governmental Entity under any federal or state securities laws of the Exchanged Shares issued as consideration hereunder. Fairfield may, upon written notice to Shareholders, defer such registration for a reasonable period but not in excess of 90 days if it has made a good faith determination that the filing of a registration statement at such time would require the disclosure of material information which Fairfield has a bona fide business interest for preserving as confidential or that Fairfield is unable to comply with Securities and Exchange Commission requirements. Fairfield shall be under no obligation to effect an underwritten offering of the Exchanged Shares.

         (b) Effectiveness. Fairfield shall use its reasonable best efforts to keep effective and maintain any registration, qualification, approval or listing of the Exchanged Shares required pursuant to this Section 5.14, and from time to time to amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable federal and state securities laws, until the earlier of the date on which all of the Exchanged Shares covered by the registration statement have been sold by Shareholders or the first anniversary of the Effective Time. Fairfield shall furnish to Shareholders such number of copies of such prospectus, as amended from time to time, and supplements thereto, as Shareholders may reasonable request.

         (c) Expenses.   All  expenses   incident  to  the  obligations  of
Fairfield under Sections 5.14(a) and 5.14(b) hereof (including without limitation, registration fees, printing or document reproduction expenses, and fees and expenses of its counsel and accountants) shall be born by Fairfield, and all the other expenses incident to the disposition by a Shareholder of the Exchanged Shares (including, without limitation, fees and expenses of his counsel and all underwriting discounts, if any, brokerage commissions and similar fees) shall be born by such Shareholder.

         (d) Shareholder Agreements. Each Shareholder shall (i) furnish to Fairfield such information as Fairfield may from time to time reasonably request in connection with the registration statement and prospectus, any amendment or supplement thereto or any other filings required by this Section 5.14, (ii) from and after the Effective Time and for so long as the registration, qualification, approval or listing remains effective, promptly after the sale or any other disposition by him of Exchanged Shares, give Fairfield written notice of same,
(iii) promptly notify Fairfield of any event which comes to his attention which would necessitate an amendment or supplement to the registration statement, prospectus or any of the other filings required by this Section 5.14, and (iv) suspend sales of Exchanged Shares under such registration statement promptly upon receipt of notice from Fairfield that such sales may not be made until such registration statement and prospectus are amended or supplemented as necessary.

         (e) Indemnification   of   Shareholders.   Fairfield   agrees   to
indemnify, to the extent permitted by law, each Shareholder and hold him harmless all times after the date of this Agreement from and against and in respect of any and all liabilities, losses, damages, settlements, claims, costs or expenses, including, without limitation, attorneys' fees (collectively, the "Liabilities"), under the Securities Act, common law or otherwise, arising out of or due to (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration or qualification of the Exchanged Shares, or (ii) any omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are due to any untrue statement of a material fact contained in, or omission of a material fact from, information furnished in writing to Fairfield by such Shareholder expressly for use in such registration statement or prospectus.

         (f) Indemnification of Fairfield. Each Shareholder agrees to indemnify, to the extent permitted by law, Fairfield, its directors and officers and each person, if any, who controls Fairfield within the meaning of Section 15 of the Securities Act and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities arising out of or due to (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration or qualification of the Exchanged Shares, or (ii) any omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such Liabilities arise out of or are due to any untrue statement of material fact contained in, or omission of a material fact from, information furnished in writing to Fairfield by Shareholder expressly for use in such registration statement or prospectus.

         (g) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5.14 is for any reason held to be unenforceable although applicable in accordance with its terms, Fairfield and Shareholders will contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by Fairfield and Shareholders, in such proportion as is appropriate to reflect the relative fault of Fairfield on the one hand and each Shareholder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5.14(g) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.14(g), each director of Fairfield, each officer of Fairfield who signed the applicable registration statement and each person, if any, who controls Fairfield within the meaning of Section 15 of the Securities Act will have the same rights to contribution as Fairfield.

         (h) No Other Obligation to Register. Except as otherwise expressly provided in this Section 5.14, Fairfield will have no obligation to register the Exchanged Shares under the Securities Act.

         V.15 Exchange Listing. Fairfield shall use its reasonable efforts to list as soon as practicable after the Effective Time, on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, the Exchanged Shares and Fairfield shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

         V.16 Schedules. Except for Schedule 3.1(g), Apex shall deliver the Schedules to this Agreement to Fairfield within 20 days after the date of this Agreement.

         V.17 Delivery of Information. Two business days before the end of the Inspection Period, Shareholders shall deliver to Fairfield a certificate executed by each Shareholder certifying that Apex has delivered all relevant information, documents, agreements, and other materials related to any written request made by Fairfield during the Inspection Period.


                                   ARTICLE VI
                               CONDITIONS PRECEDENT; CLOSING

     VI.1 Conditions to each party's obligation to effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Corporate Approval. The approval of the transactions hereunder by Fairfield's board of directors or appropriate committee thereof shall have been received.

         (b) Consent of Fairfield's Lender. Fairfield shall have obtained all applicable consents required under Fairfield's and its subsidiaries' credit agreements.

         (c) Apex Consents. Apex shall have obtained all applicable consents required from the parties identified on Schedule 6.1(c) (the "Apex Consents").

         (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (e) No Litigation. There shall not be pending any suit, action or proceeding, in each case brought by any Governmental Entity against Apex, Fairfield or Merger Sub with respect to or that would adversely affect the Merger or the transactions contemplated under this Agreement.

          VI.2 Condition to obligation of Apex and Shareholders. The obligations of Apex and Shareholders to effect the Merger are further subject to the following conditions:

         (a) Actions of Fairfield. Fairfield and Merger Sub shall have performed and complied with all the covenants, agreements and obligations and satisfied all of the conditions required by this Agreement to be performed or complied with or satisfied by them at or prior to the Effective Time.

         (b) Representations and Warranties. The representations and warranties of Fairfield and Merger Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Fairfield and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time, except as otherwise contemplated by this Agreement.

         (c) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in Fairfield.

          VI.3 Conditions to obligations of Fairfield and Merger Sub. The obligations of Fairfield and Merger Sub to effect the Merger are further subject to the following conditions:

         (a) Actions of Shareholders and Apex. Shareholders and Apex shall have performed and complied with all covenants, agreements and obligations and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by them at or prior to the Effective Time.

         (b) Representations and Warranties. The representations and warranties of Apex and Shareholders set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Apex and Shareholders set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time, except as otherwise contemplated by this Agreement.

         (c) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in Apex.

         (d) Audit and Inspection. The completion by Fairfield of an audit of the books and records and inspection of the business of Apex (the "Inspection") and Fairfield's satisfaction, in its sole discretion, with the results of the Inspection. Apex shall cooperate fully with Fairfield in the conduct of the Inspection, including but not limited to allowing Fairfield to have access to the books and records of Apex, which shall be completed by Fairfield within 30 calendar days of its receipt of the Schedules to this Agreement (the "Inspection Period").

         (e) Pooling Letter. Fairfield shall have received a letter from Ernst & Young LLP dated as of the Closing Date, addressed to Fairfield, stating in substance that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

         (f) Tax Certificates. Fairfield shall have received from Shareholders and Apex the representation letters and certificates substantially in the form attached hereto as Exhibit D.

         (g) Employment Agreements. As soon as the final terms can be negotiated after the Closing Date, each Shareholder will enter into an employment agreement with Apex upon the terms and in the substantial form set forth in Exhibit E hereto (the "Employment Agreements").

         (h) Opinion of Apex Counsel. Fairfield shall have received a favorable opinion of counsel for Apex with respect to the matters set forth on Schedule 6.3(h).

     VI.4 Frustration of Closing Conditions. Neither Fairfield, Shareholders, Merger Sub nor Apex may rely on the failure of any condition set forth in
Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.6.

     VI.5 Closing Documents and Procedures. In addition to the other obligations and procedures to be performed at the Closing, the parties will undertake the following actions:

          (a) Deliveries of Shareholders. At the Closing, Shareholders shall deliver to Fairfield:

                  (i) a certificate executed by each Shareholder certifying that the representations and warranties set forth in Sections 3.2 and 3.3 are true and correct on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Effective Time and that Shareholders have performed and complied with all covenants and agreements and satisfied all conditions required by this Agreement to be performed or complied with or satisfied by them for the benefit of Fairfield at or prior to the Effective Time;

                  (ii) the Employment Agreements set forth in Section 6.3(g), each executed by the appropriate Shareholder; and

                  (iii) the Escrow Agreement, executed by Shareholders.

         (b)  Deliveries  of  Apex.  At  the  Closing,  Apex  shall  deliver  to
              Fairfield:

                  (i) a certificate of an officer of Apex certifying that the representations and warranties set forth in Section 3.2 are true and correct on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Effective Time and that Apex has performed and complied with all covenants and agreements and satisfied all conditions required by this Agreement to be performed or complied with or satisfied by it for the benefit of Fairfield at or prior to the Effective Time;

                  (ii)     the Escrow Agreement, executed by Apex;

                  (iii)  the   representation   letters  and   certificates   in
         substantially the form set forth in the form attached hereto as Exhibit D, executed by Shareholders and Apex;

                  (iv) the consent of each of the lessors under the Real Property, if consent of such lessor is required under the relevant agreements or documents, and each of the other persons, if any,
         identified  on  Schedule  6.1(c)  to  the   transactions   contemplated
         hereunder;

          (v) certificates of good standing and corporate existence for Apex;

          (vi) the Employment Agreements set forth in Section 6.3(g), executed by Apex; and

          (vii) the opinion of counsel to Apex as set forth in Section 6.3(h) .

         (c) Fairfield's Deliveries. At the Closing,  Fairfield shall deliver to
             Apex:

                  (i)      the Exchanged Shares;

                  (ii)     the Escrow Agreement, executed by Fairfield; and

                  (iii) a certificate of an officer of Fairfield certifying that the representations and warranties set forth in Section 3.1 are true and correct on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Effective Time and that Fairfield has performed and complied with all covenants and agreements and satisfied all conditions required by this Agreement to be performed or complied with or satisfied by it for the benefit of Apex at or prior to the Effective Time.


                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         VII.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time:

         (a)      by mutual written consent of Fairfield, Merger Sub and Apex;

         (b)      by either Fairfield or Apex;

                  (i) if the Merger shall not have been consummated on or before December 1, 1997, unless the failure to consummate the Merger is the result of a breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the related shareholders meeting; or

                  (ii) if any Governmental Entity of competent jurisdiction shall have issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger or any of the other actions contemplated under the Agreement and such Restraint shall have become final and nonappealable;

         (c) by Fairfield if Apex does not deliver the Schedules to this Agreement pursuant to Section 5.16;

         (d) by Fairfield, if on the date that is two business days before the Closing Date the Closing Price Per Share of Fairfield Common Stock is less than $20;

         (e) by Fairfield, at or prior to the expiration of the Inspection Period, without cause and for whatever reason and without liability on the part of any party hereto, by delivering to Apex at or prior to the expiration of the Inspection Period, written notice of Fairfield's election to terminate this Agreement;

         (f) by either Fairfield or Apex if the other shall fail to fulfill or satisfy any condition precedent to the performance of the first party's obligations in accordance with the terms hereof; and

         (g) by Apex, if prior to the close of business on the 20th day following the date of this Agreement, Apex delivers to Fairfield a copy of written notice from legal counsel or tax advisors of Apex advising that the Merger will not qualify as a reorganization under the provisions of Section 368(a) of the Code.

         VII.2 Effect of Termination. In the event of termination of this Agreement by Apex or Fairfield as provided in Section 7.1, this Agreement shall terminate and there shall be no liability on the part of either Apex or Fairfield, except for (a) liabilities arising from a breach of this Agreement prior to such termination if the termination is made under Section 7.1(b)(i), and (b) liabilities arising from a breach of a provision of this Agreement which is to be performed regardless of any such termination.

         VII.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         VII.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

         VIII.1 Survival of Representations and Warranties. The respective covenants, representations and warranties and the indemnities set forth in this Agreement shall survive for a period of one year after the Effective Time and shall continue in full force and effect during such period. No claim may be asserted against any party hereto and no party hereto shall have any liability to the other party hereto, with respect to any inaccuracy in or any breach of any representation or warranty after the survival period, except that if a claim shall be first asserted within the applicable period, such claim shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         VIII.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Apex:

                           Apex Marketing, Inc.
                           3600 Cantrell Road
                           Little Rock, AR 72202
                           Attention:  President


                           with a copy to:

                           Garland Binns, Esq.
                           Horne, Hollingsworth & Parker
                           401 W. Capitol Ave., Suite 501
                           Little Rock, Arkansas  72201

                  (b)      if to Shareholders:

                           Carl Flemister
                           2920 Justin Matthews Drive
                           North Little Rock, AR 72116

                           C. Wendell Flemister, Jr.
                           27 Nimrod
                           Maumelle, AR 72113
                           with a copy to:

                           Garland Binns, Esq.
                           Horne, Hollingsworth & Parker
                           401 W. Capitol Ave., Suite 501
                           Little Rock, Arkansas  72201

                  (c)      if to Fairfield or Merger Sub:

                           Fairfield Communities, Inc.
                           11001 Executive Center Drive
                           Little Rock, Arkansas  72211
                           Attention:  Mr. John W. McConnell

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           2001 Ross Avenue, Suite 2300
                           Dallas, Texas  75201
                           Attention:  Mark V. Minton, Esq.

         VIII.3  Definitions.  For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time;

         (c) an "environmental law" means any law, statute, regulation, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar Federal, state or local statutes;

         (d) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time;

         (e) "ERISA Affiliate" means any trade or business, whether or not incorporated, that is now or has at any time in the past been treated as a single employer with Apex or Fairfield (as applicable) or any of their respective Subsidiaries under Section 414(b), (c), (m) or (o) of the Code and the Treasury Regulations thereunder;

         (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder, as in effect from time to time;

         (g) "Governmental Entity" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, federal, state, local or foreign;

         (h) "key employee" means any employee whose current salary and targeted bonus exceeds $40,000 per annum;

         (i) "knowledge" of any person means actual knowledge of the directors and executive officers of such person;

         (j) "material adverse change" or "material adverse effect" means, when used in connection with Apex or Fairfield, any change or effect that is materially adverse to the business, properties, assets, financial condition, prospects, or results of operations of such party and its Subsidiaries taken as a whole;

         (k) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

         (l) "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as in effect from time to time.

         VIII.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         VIII.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signet by each of the parties and delivered to the other parties.

         VIII.6 Entire Agreement; No Third-party  Beneficiaries.  This Agreement
(a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person other than the parties any rights or remedies.

         VIII.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arkansas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         VIII.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Fairfield or to any direct wholly owned corporate subsidiary of Fairfield. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         VIII.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Arkansas or in Arkansas state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Arkansas or any Arkansas state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Arkansas or an Arkansas state court.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Fairfield, Merger Sub and Apex have caused this Agreement to be signed by their respective officers thereunto duly authorized and Shareholders have signed this Agreement, all as of the date first written above.

                           FAIRFIELD COMMUNITIES, INC.


                           By:    /s/ Clayton G. Gring, Sr.
                              ------------------------------
                                  Clayton G. Gring, Sr.
                                  Senior Vice President

                           FA, INC.


                           By:   /s/ Clayton G. Gring, Sr.
                              ------------------------------
                                  Clayton G. Gring, Sr.
                                  President


                           APEX MARKETING, INC.


                            By:   /s/ C. Wendell Flemister, Jr.
                               ---------------------------------
                                  C. Wendell Flemister, Jr.
                                  President


                                  /s/ Carl Flemister
                               ---------------------------------
                                     Carl Flemister


                                 /s/ C. Wendell Flemister, Jr.
                               ---------------------------------
                                 C. Wendell Flemister, Jr.

                                    EXHIBIT A

                              SURVIVING CORPORATION
                            ARTICLES OF INCORPORATION

                                    EXHIBIT B

                          SURVIVING CORPORATION BYLAWS

                                    EXHIBIT C

                             FORM OF RULE 145 LETTER

                                    EXHIBIT D

            RELATING TO TAX ISSUES CERTIFICATES OF APEX AND SHAREHOLDERS

                                  EXHIBIT E

                         FORMS OF EMPLOYMENT AGREEMENTS

                                 Schedule 3.1 (g)

                              FAIRFIELD LIABILITIES

The liabilities of Fairfield under an Agreement and Plan of Merger among Fairfield, FCVB Corp. and Vacation Break USA, Inc. dated as of August 8, 1997

                               Schedule 3.2(q)

                               POOLING CONDITIONS


No changes in the equity interest of the Apex Common Stock in contemplation of effecting the Merger for a period of two years before the Merger is initiated and between initiation and the Closing (hereinafter collectively referred to as the "Prohibited Period").

No reacquisitions of outstanding Apex Common Stock unless for purposes other than the Merger, and then not in an abnormal amount.

No  entering  into  other  financial   arrangements   for  the  benefit  of  any
Shareholder, such as guaranty of a loan.

No purchases of Fairfield Common Stock prior to the Closing except as set forth on Schedule 3.2(v).

No distributions to any Shareholder that are greater than normal dividends, and only if based on established dividend policy.

No changes in the voting rights of outstanding Apex Common Stock during the Prohibited Period.

No stock option plans during the Prohibited Period.

No arrangements to sell any Shareholder's interests to an independent third party.

No new agreements during the Prohibited Period to purchase interests of any Shareholder in Apex.

No dispositions of significant assets during the Prohibited Period.

No stock dividends prior to the Closing.

No reacquisitions of outstanding Apex Stock for purposes of effecting the Merger.

No new employment contracts with any Shareholder other than the employment agreement described in Section 6.5(c).

No agreements to assist any Shareholder to sell his shares after the Merger, which involve compensation or other financial inducements.

No purchases of Apex Common Stock by any Shareholder.

No transfer of Apex Common Stock from any Shareholder to any employee or employees of Apex in contemplation of the Merger, unless in compensation of past service.

No agreements which would restrict any Shareholder's individual voting rights after the Merger.

No sales of Exchanged Shares within thirty days prior to consummation of the Merger.

                                 Schedule 4.2(b)
                                SALARY AND BONUS

         Apex may, in its sole discretion, pay at or before the Closing each of Carl Flemister, C. Wendell Flemister, Jr. and Wanda Flemister a bonus for the months of May 1997 through October 1997. Such bonus shall be no more than 6/12 of the total bonus actually paid to such person for the 1996 fiscal year, regardless of such person's 1997 sales or performance.

                                Schedule 4.2(g)
                             PERMITTED DISTRIBUTIONS

1)       Emerald Point Condominium, Unit C-2, located in Hollister, Missouri
2)       1997 GMC Yukon
3)       Wattensaw Land Company
4)       Lot 39, Phase I, Diamond Pointe Addition, City of Maumelle, Arkansas

                                 Schedule 6.3(h)
                           OPINION OF COUNSEL FOR APEX


1. Apex is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas, has full power to own its properties and to the knowledge of counsel, to carry on the business currently being conducted by it, and to the knowledge of counsel, does not conduct business in any state other than Arkansas, Missouri and Texas. To the knowledge of counsel, Apex does not now own and has never owned any capital stock any or equity interest in any corporation, limited liability company, partnership or other entity and has no Subsidiary.

2. The execution, delivery, and consummation of the Agreement has been duly authorized and approved by all necessary action. The Agreement has been duly executed and delivered and constitutes the valid and binding agreement of Apex enforceable in accordance with its terms.

3. To the knowledge of counsel, neither the execution of the Agreement nor the consummation of the transactions contemplated thereby will result in the breach of any term or provision of, or constitute a default under, or be in violation of any charter provision, bylaw, agreement, instrument, order, law or regulation to which Apex is a party or which is otherwise applicable.

4. To the knowledge of counsel, there is not (i) any pending or threatened lawsuits or administrative or other proceedings against Apex or its assets other than as set forth on Schedule 3.2(g) to the Agreement or (ii) any currently existing order, writ, injunction or decree to which Apex is subject.

5. To the knowledge of counsel (i) the business conducted by Apex has been, and currently is being, conducted in material compliance with all, and Apex is not in breach of any, applicable laws, rules and regulations or orders, including but not limited to those relating to telemarketing, of each jurisdiction in which its business is carried on and all governing instruments applicable to Apex and to the conduct of its business, except for noncompliance or breach which, individually or in the aggregate, will not affect adversely the business or prospects of its business or Apex, and (ii) Apex has obtained all, and is not in default under any, permits, licenses, certificates, approvals, orders, franchises, registrations and other authorizations required for the operation of its business, except where the failure to obtain a permit, or a default under such permits, would not, individually or in the aggregate, adversely affect the business or prospects of Apex.

6. Except as set forth in Schedule 3.2(v) to the Agreement, to the knowledge of counsel, neither Apex nor any of its affiliates (including but not limited to Shareholders), (i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Fairfield.

7. To the knowledge of counsel, there is no fact or circumstance that would cause any representation or warranty, in whole or in part, of Apex contained in the Agreement not to be true.